Hims & Hers Health, Inc. Reports First Quarter 2022 Financial Results and
Raises Full Year 2022 Revenue Outlook

Quarterly revenue surpassed the $100 million mark to $101.3 million in Q1 2022, up 94% year-over-year

Largest-ever quarterly gain in member subscriptions, increasing 101,000 in the quarter, ending Q1 2022 with 710,000 subscriptions, up 82% year-over-year

Raises full year 2022 revenue guidance to the range of $410.0 million to $425.0 million and maintains Adjusted EBITDA guidance in the range of $(30.0) million to $(20.0) million

SAN FRANCISCO, May 9, 2022 – Hims & Hers Health, Inc. (“Hims & Hers”, NYSE: HIMS), a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals and provides access to related prescription fulfillment, today reported financial results for the first quarter ended March 31, 2022.

“We kicked off 2022 with breakout performance, executing with strength against all facets of our long term strategy and financial goals. Investments in platform infrastructure, technology and core capabilities drove meaningful improvements to the seamless customer experience, ultimately increasing operational efficiency and helping deliver meaningful improvements to our adjusted EBITDA margin. Our new mobile platform, with a broad range of value-added services saw robust organic adoption rates, helping deliver a historic quarter for us as we achieved the largest increase in quarterly subscriptions to date and surpassed $100 million in quarterly revenue for the first time in our history,” said Andrew Dudum, CEO and co-founder of Hims & Hers. “Our brand, which is one of our most important strategic assets, we believe delivered meaningful tailwinds this quarter. Our omni-channel presence and authentic and trusted messaging we believe is resonating deeply with new and existing customers, driving unique flywheel dynamics. It is an exciting year for Hims & Hers as our mission to empower us all to live healthier and happier lives is more relevant and more attainable than ever before.”

Key Business Metrics
(In Thousands, Except AOV, Unaudited)

	Three Months Ended March 31,
	2022	2021	Change

AOV	$78	$74	$4
Net Orders	1,207	687	520

	As of March 31,
	2022	2021	Change
Subscriptions	710	391	319

Revenue
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2022	2021	Change

Online Revenue	$94,102	$50,680	$43,422
Wholesale Revenue	7,212	1,634	5,578
Total revenue	$101,314	$52,314	$49,000
Total revenue year-over-year growth	94%	74%

•Revenue was $101.3 million for the first quarter 2022 compared to $52.3 million for the first quarter 2021, an increase of 94% year-over-year.
•Net loss was $(16.3) million for the first quarter 2022 compared to $(51.4) million for the first quarter 2021.
•Gross margin was 74% for the first quarter 2022 compared to 77% for the first quarter 2021.
•Adjusted EBITDA was $(6.1) million for the first quarter 2022 compared to $(8.6) million for the first quarter 2021.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), has been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA is also included below under the heading “Non-GAAP Financial Measures”.

Recent Business Highlights
•Expanded the breadth of health and wellness curated educational content and program offerings on the Hims & Hers platform through an exclusive partnership with Goodpath, focusing on conditions related to sleep, musculoskeletal (MSK) issues, back pain, and gastroesophageal reflux (GERD).
•Partnered with Carbon Health, expanding care options for California customers by enabling seamless care for a wide range of conditions. The Hims & Hers network of health system relationships, which allows patients an option to connect to high quality providers if they require additional follow-up or evaluation due to complex medical histories, symptoms, or risk factors for conditions for which Hims & Hers does not currently offer treatment, now spans seven states and the District of Columbia.
•Doubled the number of Hims & Hers skincare product offerings for increased personalized care, addressing common skincare concerns by unveiling facial cleanser, moisturizer, daily SPF, spot corrector and face oil. Now available on forhims.com and forhers.com and at select CVS Pharmacy locations.

Financial Outlook

Hims & Hers provides guidance based on current market conditions and expectations for revenue and Adjusted EBITDA, which is a non-GAAP financial measure.

For the second quarter 2022, we expect:
•Revenue to be in the range of $103 million to $106 million.
•Adjusted EBITDA to be in the range of $(9) million to $(7) million, which would reflect an Adjusted EBITDA margin in the range of (9)% to (7)%.

For the full year 2022, we expect:
•Revenue to be in the range of $410 million to $425 million.
•Adjusted EBITDA to be in the range of $(30) million to $(20) million, which would reflect an Adjusted EBITDA margin in the range of (7)% to (5)%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the first quarter 2022 results on May 9, 2022, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at https://investors.forhims.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is a multi-specialty telehealth platform transforming the way healthcare is delivered. Its digital platform enables access to treatments for a broad range of conditions, including those related to sexual health, hair loss, dermatology, mental health and primary care. Hims & Hers connects patients to licensed healthcare professionals who can prescribe medications when appropriate. Prescriptions are fulfilled online through licensed pharmacies on a subscription basis, making accessing treatments simple, affordable, and straightforward. Through the Hims & Hers mobile app, consumers can access an ever-expanding range of educational programs, wellness content, community support, and other services that promote lifelong health and wellness. Hims & Hers products can also be found in tens of thousands of top retail locations in the United States. Launched in November 2017, Hims & Hers serves the entire United

States and select locations in the United Kingdom. The company is publicly traded on the New York Stock Exchange. For more information about Hims & Hers, please visit forhims.com and forhers.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, our expected future financial and business performance including with respect to our Hims & Hers mobile platform, the assumptions underlying such statements, statements about events and trends including events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs, our expectations regarding market acceptance, user experience, the success of our business model, the growth of certain of our categories and the impact of our recent acquisitions, our ability to expand the scope of our offerings, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to the healthcare industry. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined below).

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile application. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Subscriptions” are defined as the number of customer agreements where the customer has agreed to be automatically billed on a recurring basis at a defined cadence. The billing cadence is typically defined as a number of months (for example, billed every month or every three months). Subscriptions are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscription billing is preferred by many of our customers because most of the products and services we make available treat chronic conditions and these product and service offerings are most effective when taken consistently and continuously. Customers can cancel subscriptions in between billing periods to stop receiving additional products and services and can reactivate subscriptions to continue receiving additional products and services. Subscriptions are sometimes also referred to by us as “subscription memberships” or “memberships.”

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. We sell only non-prescription products to wholesale partners. In addition to being revenue generative and profitable, wholesale partnerships have the added benefit of generating brand awareness with new customers in physical environments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,284	$71,784
Short-term investments	154,769	175,490
Inventory	12,143	13,558
Prepaid expenses and other current assets	16,750	9,073
Total current assets	231,946	269,905
Restricted cash	856	856
Goodwill	110,881	110,881
Intangibles, net	24,848	25,890
Operating lease right-of-use assets	4,787	5,111
Other long-term assets	8,721	7,942
Total assets	$382,039	$420,585
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$23,906	$19,640
Accrued liabilities	9,089	12,194
Deferred revenue	1,145	3,188
Earn-out payable	12,972	42,834
Operating lease liabilities	1,388	1,365
Total current liabilities	48,500	79,221
Operating lease liabilities	3,763	4,117
Earn-out liabilities	1,544	1,999
Other long-term liabilities	517	629
Total liabilities	54,324	85,966
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 197,503,386 and 196,414,363 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of March 31, 2022 and December 31, 2021	21	20
Additional paid-in capital	623,220	613,687
Accumulated other comprehensive loss	(323)	(137)
Accumulated deficit	(295,203)	(278,951)
Total stockholders' equity	327,715	334,619
Total liabilities and stockholders' equity	$382,039	$420,585

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$101,314	$52,314
Cost of revenue	26,558	12,067
Gross profit	74,756	40,247
Gross margin %	74%	77%
Operating expenses:(1)
Marketing	48,093	26,958
Selling, general, and administrative	43,582	61,698
Total operating expenses	91,675	88,656
Loss from operations	(16,919)	(48,409)
Other income (expense):
Change in fair value of liabilities	441	(2,681)
Other income, net	320	(224)
Total other income (expense), net	761	(2,905)
Loss before income taxes	(16,158)	(51,314)
Provision for income taxes	(94)	(90)
Net loss	(16,252)	(51,404)
Other comprehensive loss	(186)	(61)
Total comprehensive loss	$(16,438)	$(51,465)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.08)	$(0.34)
Weighted average shares outstanding:
Basic and diluted	202,695,970	153,080,538
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2022	2021
Marketing	$823	$1,846
Selling, general, and administrative	8,033	32,384
Total stock-based compensation expense	$8,856	$34,230

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(16,252)	$(51,404)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,741	394
Stock-based compensation	8,856	34,230
Change in fair value of liabilities	(441)	2,681
Warrant expense in connection with Merger	—	154
Amortization of debt issuance costs	—	144
Net amortization on securities	971	287
Benefit for deferred taxes	(112)	—
Non-cash operating lease cost	377	378
Non-cash other	(94)	165
Changes in operating assets and liabilities:
Inventory	1,415	(980)
Prepaid expenses and other current assets	(7,677)	(7,147)
Other long-term assets	(30)	(58)
Accounts payable	4,266	5,117
Accrued liabilities	(3,148)	1,114
Deferred revenue	(2,043)	(648)
Operating lease liabilities	(384)	(375)
Earn-out payable	(6,848)	—
Net cash used in operating activities	(19,403)	(15,948)
Investing activities
Purchases of investments	(84,881)	(172,021)
Maturities of investments	82,340	9,500
Proceeds from sales of investments	22,291	—
Investment in website development and internal-use software	(1,197)	(740)
Purchases of property, equipment, and intangible assets	(100)	(63)
Net cash provided by (used in) investing activities	18,453	(163,324)
Financing activities
Pre-closing stock repurchase	—	(22,027)
Proceeds from issuance of common stock upon Merger	—	197,686
Proceeds from PIPE	—	75,000
Payments for transaction costs related to securities issuances	—	(12,794)
Proceeds from repayment of promissory notes associated with vested and unvested shares	—	1,193
Proceeds from exercise of Class A common stock warrants	—	807
Proceeds from exercise of vested and unvested stock options	891	80
Payments for taxes related to net share settlement of equity awards	(404)	—
Payments for earn-out consideration for acquisitions	(23,014)	—
Net cash (used in) provided by financing activities	(22,527)	239,945
Foreign currency effect on cash and cash equivalents	(23)	2
(Decrease) increase in cash, cash equivalents, and restricted cash	(23,500)	60,675
Cash, cash equivalents, and restricted cash at beginning of period	72,640	28,350
Cash, cash equivalents, and restricted cash at end of period	$49,140	$89,025
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$48,284	$88,169
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$49,140	$89,025
Supplemental disclosures of cash flow information
Cash paid for taxes	$36	$59
Non-cash investing and financing activities
Recapitalization from redeemable convertible preferred stock pre-closing stock repurchase	$—	$125
Conversion of redeemable convertible preferred stock to common stock	—	249,837
Assumption of Merger warrants liability	—	51,814
Exercise of Private Placement Warrants and Public Warrants	—	20,871
Conversion of Series D preferred stock warrants to Class A common warrants	—	1,160
Vesting of early exercised stock options	38	54

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP measure), and Adjusted EBITDA margin (which is a non-GAAP ratio), each as defined below. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with our corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors as they are used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA or Adjusted EBITDA margin as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net loss before stock-based compensation, depreciation and amortization, acquisition-related costs, provision for income taxes, interest income, change in fair value of liabilities, one-time bonuses and warrant expense in connection with the combination of Hims, Inc. (“Hims”) and Oaktree Acquisition Corp. (“OAC”), with Hims continuing as the surviving entity and as a wholly-owned subsidiary of OAC, which changed its name to Hims & Hers Health, Inc. (the “Merger”), and amortization of debt issuance costs. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Loss to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2022	2021

Revenue	$101,314	$52,314

Net loss	(16,252)	(51,404)
Stock-based compensation	8,856	34,230
Depreciation and amortization	1,741	394
Acquisition-related costs	116	—
Provision for income taxes	94	90
Interest income	(175)	(82)
Change in fair value of liabilities	(441)	2,681
Merger bonuses	—	5,219
Warrant expense in connection with Merger	—	154
Amortization of debt issuance costs	—	144
Adjusted EBITDA	$(6,061)	$(8,574)

Adjusted EBITDA margin	(6)%	(16)%

Contacts:
Investor Relations
Jay Spitzer
+1 (415) 598 0718
Investors@forhims.com

Media Relations
Press@forhims.com